EXHIBIT 8.1
The particulars of the Company’s subsidiaries as at December 31, 2007 are set forth below:

		Attributable
		equity interests
Name of company	Jurisdiction	Direct	Indirect
Guangxi Yuchai Machinery Company Limited	People’s Republic of China (PRC)	—	76.4%

Guangxi Yulin Yuchai Accessories Manufacturing Company Limited (formerly known as Guangxi Yulin Yuchai Machinery Spare Parts Manufacturing Company Limited)	PRC	—	74.2%

Yuchai Express Guarantee Co. Ltd	PRC	—	58.8%

Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%

Hangzhou Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%

Nanchang Yuchai Marketing Company Limited (formerly known as Nanchang Yuchai Machinery Monopoly Company Limited)	PRC	—	54.9%

Xiamen Yuchai Machinery Monopoly Company Ltd	PRC	—	54.9%

Xiamen Yuchai Diesel Engines Co., Limited	PRC	—	76.4%

Wulumuqi Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%

Guangzhou Yuchai Machinery Monopoly Company Limited	PRC	—	28.0%*

Chengdu Yuchai Marketing Company Limited (formerly known as Chengdu Yuchai Machinery Monopoly Company Limited)	PRC	—	54.9%

		Attributable
		equity interests
Name of company	Jurisdiction	Direct	Indirect
Nanjing Yuchai Marketing Company Limited (formerly known as Nanjing Yuchai Machinery Monopoly Company Limited)	PRC	—	54.9%

Xian Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%

Hefei Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%

Shijiazhuang Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%

Changsha Yuchai Marketing Company Limited (formerly known as Changsha Yuchai Machinery Monopoly Company Limited)	PRC	—	54.9%

Jinan Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%

Chongqing Yuchai Machinery Monopoly Company Limited	PRC	—	43.9%*

Wuhan Yuchai Marketing Company Limited (formerly known as Wuhan Yuchai Machinery Monopoly Company Limited)	PRC	—	54.9%

Kunming Yuchai Marketing Company Limited (formerly known as Kunming Yuchai Machinery Monopoly Company Limited)	PRC	—	54.9%

		Attributable
		equity interests
Name of company	Jurisdiction	Direct	Indirect
Shenyang Yuchai Marketing Company Limited (formerly known as Shenyang Yuchai Machinery Monopoly Company Limited)	PRC	—	54.9%

Lanzhou Yuchai Marketing Company Limited (formerly known as Lanzhou Yuchai Machinery Monopoly Company Limited)	PRC	—	54.9%

Beijing Jingduo Yuchai Trade Company Limited	PRC	—	54.9%

Baotou Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%

Taiyuan Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%

Guiyang Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%

Zhengzhou Yuchai Marketing Company Limited (formerly known as Zhengzhou Yuchai Machinery Monopoly Company Limited)	PRC		54.9%

Hainan Yuchai Marketing Company Limited	PRC		54.9%

Harbin Yuchai Marketing Company Limited	PRC		54.9%

Guangxi Yuchai Automobile Spare Parts Manufacturing Company Limited	PRC		14.8%*

Grace Star Services Ltd.	British Virgin Islands (“BVI”)		100.0%

Venture Delta Limited	BVI	—	100.0%

Venture Lewis Limited	Mauritius		100%

Hong Leong Technology Systems (BVI) Ltd.	BVI	100.0%

Cathay Diesel Holdings Ltd.	Cayman Islands	100.0%	—

Goldman Sachs Guangxi Holdings (BVI) Ltd.	BVI	100.0%	—

Tsang & Ong Nominees (BVI) Ltd.	BVI	100.0%	—

Youngstar Holdings Limited	BVI	100.0%	—

Earnest Assets Limited	BVI	100.0%	—

Spearhead Limited (now known as China Xinfei Appliances Limited)	Bermuda	100.0%	—

Constellation Star Holdings Limited (formerly known as Rich Pioneer Investments Limited)	BVI	100.0%	—

*	It is a subsidiary that is controlled by the Company. Control exists when the Company has the power, directly or indirectly, to govern the financial and operating policies of an enterprise so as to obtain benefits from its activities.

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